UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 9, 2006


                        THE REYNOLDS AND REYNOLDS COMPANY
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

         OHIO                      1-10147                    31-04211
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(STATE OR OTHER JURISDICTION  (COMMISSION FILE NUMBER)      (IRS EMPLOYER
            OF INCORPORATION)                            IDENTIFICATION NUMBER)

         ONE REYNOLDS WAY, DAYTON, OHIO                       45430
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     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (937) 485-2000

                                 NOT APPLICABLE

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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01         OTHER EVENTS.

     On October 9, 2006, The Reynolds and Reynolds Company ("Reynolds" or the "Company") and Universal Computer Systems, Inc. ("UCS") entered into a memorandum of understanding (the "MOU") with the plaintiff to settle a putative class action complaint filed on behalf of the public stockholders of Reynolds against Reynolds, each of its directors, and UCS in the Court of Common Pleas of the State of Ohio, Montgomery County, entitled ADVANTAGE PARTNERS v. CLEVE L. KILLINGSWORTH, JR., ET AL. (Index. No. 06-6968). As part of the settlement, the defendants deny all allegations of wrongdoing. The settlement will be subject to customary conditions including court approval following notice to members of the proposed settlement class and consummation of the merger (the "Merger") contemplated by the Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 7, 2006, by and among UCS, Racecar Acquisition Co. and Reynolds. If finally approved by the court, the settlement will resolve all claims that were or could have been brought on behalf of the proposed settlement class, including all claims relating to the Merger, the Merger Agreement and any disclosure made in connection therewith. The settlement will not affect the amount of merger consideration to be paid in the Merger or change any other terms of the Merger Agreement.

     Pursuant to the terms of the MOU, UCS has agreed that for a period of 12 months after the effective date of the Merger, UCS will not consummate any "flip" transaction in which it sells all or substantially all of Reynolds' assets, or 90% of Reynolds' stock, to an unaffiliated third party for aggregate consideration of 10% more than what UCS paid for Reynolds stock and options. Such a transaction will not include a sale of assets or stock of Reynolds if there is included in such sale of assets, or if Reynolds owns at such time, assets of, or previously owned by, UCS and its subsidiaries (other than Reynolds) which represent at least 25%, by book value, of all the consolidated assets of UCS and its subsidiaries (other than Reynolds) at such time. In the event of a flip transaction as described above, UCS agrees to pay an amount equal to 20% of anything more than 110% of what UCS paid for Reynolds stock to the proposed settlement class. The payment of such amount will be the sole remedy available to the class and neither UCS nor Reynolds will have liability for any amount in excess of such amount.

     In addition, Reynolds agreed to the disclosure of additional information, which the Company disclosed in the Definitive Proxy Statement filed with the SEC on September 20, 2006 and mailed to shareholders on or about September 22, 2006. In connection with the settlement, plaintiff's attorneys will seek fees in the amount of $725,000, subject to consummation of the Merger and court approval.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

            Certain statements contain forward looking statements, including statements relating to results of operations. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance based on management's judgment, beliefs, current trends and market conditions. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in any forward-looking statement. Forward-looking statements made by the company may be identified by the use of words such as "will," "expects," "intends," "plans," "anticipates," "believes," "seeks," "estimates," and similar


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expressions. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, (1) Reynolds may be unable to obtain shareholder approval required for the transaction; (2) conditions to the closing of the transaction may not be satisfied; (3) Reynolds may be unable to achieve cost reduction and revenue growth plans; (4) the transaction may involve unexpected costs or unexpected liabilities; (5) the credit ratings of Reynolds or its subsidiaries may be different from what the parties expect; (6) the businesses of Reynolds may suffer as a result of uncertainty surrounding the transaction;
(7) the timing of the initiation, progress or cancellation of significant contracts or arrangements, the mix and timing of services sold in a particular period; and (8) Reynolds may be adversely affected by other economic, business, and/or competitive factors. These and other factors that could cause actual results to differ materially from those expressed or implied are discussed under "Risk Factors" in the Business section of our most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission. The company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 10, 2006                The Reynolds and Reynolds Company


                                         By:   /s/ Joyce Murty
                                            -----------------------------------
                                            Name:  Joyce Murty
                                            Title: Assistant General Counsel and
                                                   Director of Corporate Ethics
                                                   and Compliance